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                                                                    Exhibit 23.3


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of El Paso Corporation on Form S-8, of our report dated March 19, 2001, appearing in the Current Report on Form 8-K of El Paso Corporation dated March 23, 2001, and to our report dated June 19, 2000, appearing in The Coastal Corporation Thrift Plan on Form 11-K for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Houston, Texas
April 26, 2001